Item 26. Exhibit g. ii. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(the “Reinsurer”)

Effective April 15, 2018 (the “Amendment Effective Date”), the Ceding Company and the Reinsurer agree to amend the Agreements to add a [_____].

There will be [_____].

Examples of [_____] .

•	[_____].

[_____].

The [_____].

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-13-2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-13-2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-13-2018
Peter G Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jinnah Cox	Date:	4/12/2018

Print name:	Jinnah Cox

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Glenn Beuschel	Date:	April 12, 2018

Print name:	Glenn Beuschel

Title:	AVP, Treaty Manager

[page break]

Exhibit

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Automatic Pool	[_____]	TAI Code
[_____]	14	8/1/2008	VUL III	[_____]	[_____]

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(the “Reinsurer”)

Effective October 1, 2018, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to amend the Agreements to clarify Claims procedures and add Information Security.

1.	The Claims article in the Agreements will be replaced in its entirety with the Claims article in the attached Exhibit 2.
2.	The Gramm-Leach-Bliley Privacy Act language is hereby removed from the Agreements and replaced with the Information Security article in the attached Exhibit 3 and Exhibit 4.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-13-2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-13-2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-13-2018
Peter G Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jinnah Cox	Date:	4/12/2018

Print name:	Jinnah Cox

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Glenn Beuschel	Date:	April 12, 2018

Print name:	Glenn Beuschel

Title:	AVP, Treaty Manager

[page break]

Exhibit 1

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Description	TAI Code
_____	21	9/1/1998	VUL	[_____]
[_____]	20	1/1/1999	VL+ Inforce	[_____]
_____	23	2/8/1999	VLS Inforce	_____
[_____]	19	5/1/2001	VUL II, [_____]	[_____]
[_____]	26	4/1/2005	GUL/GVUL	[_____]
_____	15	8/1/2008	VUL III, [_____]	_____
[_____]	8	4/1/2010	GUL/GVUL NY Only	[_____]
Page 3 of 12 [page break]
_____	_____	_____	_____	_____

[_____]

[page break]

Exhibit 2 – Claims Article

Coverage

The Reinsurer shall reimburse the Ceding Company in accordance with the terms of this Agreement for the Reinsurer’s proportionate share of benefits on Policies specified in Accepted Coverages.

Notice/Proofs

The Ceding Company will notify the Reinsurer as soon as possible of such claim. The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably be requested by the Reinsurer. In addition, for contestable claims and foreign deaths, the Ceding Company will send to the Reinsurer a copy of all papers in connection with the claim including the underwriting papers and investigative reports as soon as they become available. The Ceding Company’s adherence to: (i) its claim guidelines, standards and procedures, and (ii) applicable law (collectively, “Claims Procedures”), is a condition precedent to the payment of any reinsurance benefits under this Agreement.

It is the Ceding Company’s sole decision to determine whether to investigate, contest, compromise or litigate a claim; however, the Ceding Company is responsible for investigating, contesting, compromising or litigating Policy claims in accordance with applicable law and Policy terms.

The Ceding Company acknowledges that it follows industry standards and investigates claims with any of the following criteria:

a.	If the claim occurs within the contestable period as defined by the Policy; or
b.	If there is a reasonable question regarding the validity of the insured’s death or the authenticity of the proofs of death; or
c.	If the death occurs outside the United States or Canada; or
d.	If the insured is missing or presumed dead; or
e.	If there is a reasonable suspicion of fraud.

A claim investigation generally includes confirming proof of death, and, if material, medical records to validate the insured’s medical disclosures and financial condition at the time of Policy application.  Investigations may also include obtaining police reports, coroner’s reports, financial records, or other information that would be appropriate under the circumstances.

The Ceding Company acknowledges that it does defend against claims meeting the following criteria:

a.	If a material misrepresentation is found in the application and the policy is within the contestable period; or
b.	If fraud is found and there is a legal remedy available; or
c.	If there is a reasonable question regarding the validity of the insured’s death or the authenticity of the proofs of death.

[page break]

Unless agreed upon in writing, the Reinsurer shall not be liable for any Claim Exception made by the Ceding Company related to any Policy reinsured under this Agreement. A “Claim Exception” is a decision made by the Ceding Company to deny or pay a claim that is (i) inconsistent or contrary to the terms of the applicable Policy, (ii) contrary to the Ceding Company’s Claims Procedures, (iii) inconsistent with applicable law, or (iv) made solely to alleviate or reduce the Ceding Company’s risk exposure as a result of negligence or misconduct by it or its Representatives.

Amount and Payment of Reinsurance Benefits

The Reinsurer upon receipt of the claim papers shall promptly make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer whether or not the claim payment is made under the strict Policy conditions or compromised for a lesser amount, so long as all conditions and requirements under this Agreement are satisfied including the Ceding Company’s adherence to the Claims Procedures. The payment to the Ceding Company will include interest as described in the Interest section of this Article. The Reinsurer makes settlement in a lump sum regardless of the method of settlement under the policy.

Contestable Claims

The Ceding Company and the Reinsurer will be bound by the applicable suicide and contestable period and limitations in accordance with the Policy and state law. If a claim is contestable, the Ceding Company shall send to the Reinsurer the contested claims documentation as required in this Agreement, by any of the following means: facsimile, secure email, express mail, or any other means agreed upon by both Parties. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”1 that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must communicate its decision for each claim in writing (email is acceptable) to the Ceding Company within [_____] business days from the day in which the Reinsurer received the final documentation. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding Company shall proceed to settle, contest or deny the claim without requiring further input from the Reinsurer. The final determination on the claim will be made exclusively by the Ceding Company in good faith and shall be binding on the Reinsurer and any other reinsurers affected by the claim.

Alternatively, the Reinsurer may decline to be a Party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company as if there had been no contest, compromise or litigation. The Reinsurer must convey this decision in writing (email is acceptable) within the time period specified above. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

[page break]

Litigated Claims

The Ceding Company shall notify the Reinsurer of any litigation related to a claim under a reinsured policy on a timely basis of receipt of the initial complaint. Immediately following such notification, the Ceding Company shall provide the Reinsurer with relevant information related to the claim in the litigation. Within [_____] business days after receipt of relevant information, the Reinsurer shall notify the Ceding Company in writing of its decision to participate or to decline to participate in the litigation. If the Reinsurer fails to provide such notification, then the Reinsurer shall be deemed to have elected to participate in the litigation.

If the Reinsurer declines to participate in the litigation, the Reinsurer shall satisfy its obligation with respect to such claim by paying to the Ceding Company its full share of the reinsurance benefit, including accrued statutory interest up to the date the full payment is made, along with its proportionate share of Claims Expenses, and the Ceding Company shall accept such payment as payment in full for the Reinsurer’s liability regarding such claim. If the Reinsurer declines to participate in the litigation, the Reinsurer shall not share in any reduction or increase in liability.

If the Reinsurer agrees to participate in the litigation, the Reinsurer shall reimburse the Ceding Company for its proportionate share of the Litigation Expenses (as defined below), and the Reinsurer shall share in any such reduction or increase in liability related to the outcome of such litigation. The Reinsurer’s participation in any such increase or reduction will be determined in accordance with the Reinsurer’s proportionate share. Litigation Expenses shall be submitted to the Reinsurer on a monthly basis.

Claim Expenses

The Reinsurer shall share in the Claim Expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all Policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion.

Misstatement of Age or Gender

In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any Policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such Policy.

Interest

The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, to a court or to a state’s unclaimed property division, or if the claim proceeds go under settlement option, from the date of death to the date the supplemental account is opened.

[page break]

On claims paid by the Reinsurer, if the period of time between when the Ceding Company requests payment of the claim and includes the necessary documents and the Reinsurer reimburses the Ceding Company (provided the Reinsurer has received satisfactory claims proof) exceeds [_____] days the Ceding Company reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company provided a satisfactory request for payment of the claim to the day the Reinsurer reimburses the Ceding Company.

Extra-contractual Obligations

In no event will the Reinsurer participate in extra-contractual damages, such as Punitive or Compensatory damages or Statutory Penalties, awarded against the Ceding Company as the result of an act, omission or course of conduct committed by the Ceding Company in connection with the reinsurance under this Agreement, including any Litigation Expenses associated therewith, except as described in the following sentence. However, for death claim denials, if the Reinsurer affirmed, in writing, the act, omission or course of conduct of the Ceding Company which resulted in the assessment of extra-contractual damages, such as Punitive or Compensatory damages or Statutory Penalties, the Reinsurer shall share in the payment of these damages in proportion to the reinsurance provided under this Agreement.

1 The “list of Reinsurer claims personnel” mentioned herein can be updated by sending written notice of a new contact list to the normal Ceding Company claims contacts without a formal amendment, email is acceptable. The Reinsurer has responsibility for updating and maintaining this list. The list may contain one or two individual email addresses and/or a group email folder.

Return of Premium Due to Misrepresentation

In the event the Ceding Company rescinds a policy and returns premiums as a result of a misrepresentation by the insured, the Reinsurer shall return to the Ceding Company the reinsurance premium received on that Policy.

Definitions

For the purposes of this Claims Article, the following definitions shall apply:

“Claim Expenses” are the reasonable fees of third party vendors utilized in connection with the investigation of a Contestable Claim and, with respect to Non-Contestable Claims, the investigation of a fraudulent claim or foreign death. Claim Expenses do not include, and the Reinsurer will not reimburse the Ceding Company for routine claim investigation or administration expenses including, but not limited to, the Ceding Company’s home office expenses and compensation of the Ceding Company’s employees or contract workers. Furthermore, Claim Expenses do not include any expenses incurred by the Ceding Company arising out of conflicting claims of entitlement to policy benefits (e.g. interpleaders).

“Compensatory Damages” are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty nor fixed in amount by statute.

“Litigation Expenses” are the reasonable fees of third party consultants and outside legal advisors, court costs and expert witness fees. Litigation Expenses do not include, and the Reinsurer will not reimburse the Ceding Company for routine legal, claim investigation or administration expenses including, but not limited to, the Ceding Company’s home office expenses and compensation of the Ceding Company’s employees or contract workers. Furthermore, Litigation Expenses do not include

[page break]

any expenses incurred by the Ceding Company arising out of conflicting claims of entitlement to policy benefits (i.e. interpleaders).

“Punitive Damages” are those damages awarded as a penalty the amount of which is neither governed nor fixed by statute.

“Statutory Penalties” are those amounts awarded as a penalty but are fixed in amount by statute.

[page break]

Exhibit 3 – Information Security Article

The parties hereto acknowledge that the Reinsurer and its affiliates may have access to Personal Information as is otherwise necessary for purposes of the reinsurance provided under this Agreement.

To the extent that any Personal Information is provided to the Reinsurer or its affiliates in connection with this Agreement, the Reinsurer agrees to, and agrees to cause its affiliates and instruct its representatives and service providers to, comply with the privacy laws applicable to such Personal Information and protect the confidentiality and security of any Personal Information provided to it hereunder by:

a.	holding all Personal Information in strict confidence;
b.	maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Personal Information; and
c.	disclosing and using Personal Information received under this Agreement for purposes of carrying out the transactions contemplated by this Agreement only.

The Reinsurer agrees that it shall as promptly as reasonably practicable (and in any event in accordance with applicable law) notify the Ceding Company when it becomes aware of any unauthorized access of such Personal Information or Company Information as defined in Exhibit 4 – Information Security.

In addition to such notification, no later than [_____] calendar days after detection (or later if legally acceptable but in no case more than [_____] days) of such breach of security, the Reinsurer will also provide Ceding Company with a report summarizing the breach of security, which will include, at a minimum, the following: date, time, description, how the breach of security was detected, systems and/or data (including Personal Information) subject to unauthorized access, root cause, corrective action taken to date and any additional planned actions.

The Reinsurer shall comply with the additional data security procedures set forth on Exhibit 4 – Information Security.

“Personal Information” means (i) any “nonpublic personal information” as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any information that can specifically identify an individual, such as name, signature, address, social security number, telephone number or other unique identifier, together with any other information that relates to an individual who has been so identified in any format whether written, electronic or otherwise, (iii) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise, or (iv) any personally identifiable medical, financial and other personal information, in each case about proposed, current and former applicants, policy owners, contract holders, insureds, claimants and beneficiaries of policies covered under this Agreement.

[page break]

Exhibit 4 - Information Security

The Reinsurer shall develop and employ administrative, technical, and physical access control procedures, restrictions and safeguards to protect its computer and communication environment, including any Company Information stored thereon, against unauthorized access, use, alteration, or destruction. “Company Information” shall mean any data transferred to the Reinsurer by the Ceding Company in connection with this Agreement (including any Personal Information). The Reinsurer agrees that Company

Information shall be deemed “Confidential Information” and shall be used by the Reinsurer only in connection with the reinsurance provided under this Agreement.

The Reinsurer shall operate, monitor, review and continually improve a written information security management system (ISMS) in accordance with the ISF Standard of Good Practice for Information Security. The Reinsurer shall implement, maintain, assess, monitor, and enforce compliance in all material respects with the Reinsurer’s ISMS.

The Reinsurer shall develop and employ disaster recovery and business continuity plans to ensure that the Reinsurer will continue to provide reinsurance as contemplated under this Agreement. The Reinsurer shall comply in all material respects with all federal and state laws and industry standards relating to privacy, the protection of personal information and data protection (including without limitation applicable security breach notification obligations).

The Reinsurer shall provide the Ceding Company or, as the Ceding Company may reasonably require, the Ceding Company’s representatives or government authorities, directly or in association with an auditor or analyst, additional information (including but not limited to reports confirming the adequacy and effectiveness of the Reinsurer’s control environment) regarding the data center architecture, systems and procedures used in connection with the reinsurance provided by the Reinsurer under this Agreement in order to evaluate the Reinsurer’s compliance with security, confidentiality and privacy obligations, detect and assess potential vulnerabilities, and evaluate the Reinsurer’s preparedness for contingencies that could affect such reinsurance. The Reinsurer will (and will cause its subcontractors to) keep and maintain complete and correct books, records and documentation relating to (their) the reinsurance provided under this Agreement.

The Reinsurer shall not transfer, store or process any Company Information in any location outside of the United States of America except as may otherwise be required for reporting to the Reinsurer’s retrocessionaires or by the Reinsurer’s group internal processes and procedures.

The Reinsurer will implement reasonable industry standard personnel and administrative controls to mitigate security risks, including but not limited to: (a) background checks on the Reinsurer’s U.S. employees with administrator access to the Reinsurer’s hosting platform; and (b) limiting access to the Reinsurer’s hosting platform to authorized individuals.

The Reinsurer shall not permit any subcontractor to access Company Information except for the uses otherwise provided in this Agreement, and the Reinsurer shall prohibit such subcontractors from using Company Information for any other purpose. The Reinsurer remains responsible for its subcontractors’ compliance with the obligations of under this Agreement. The Reinsurer shall require any subcontractors to whom the Reinsurer transfers Company Information or permits access to the Reinsurer’s computer or communications environment, to enter into a written agreement with the Reinsurer requiring the subcontractor abide by terms no less protective than this Agreement for

[page break]

protection of the Company Information.

The Reinsurer shall indemnify the Ceding Company for actual, direct damages or costs incurred by Ceding Company related to unauthorized access, disclosure or use of Company Information due to the Reinsurer’s violation of its information security obligations hereunder including (i) governmental fines and/or penalties imposed on the Ceding Company, (ii) costs of remedial actions required of Ceding Company by law, and (iii)) costs reasonably incurred by Ceding Company relating to required notice of data breach to affected customers of Ceding Company.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(the “Reinsurer”)

This Amendment is effective August 1, 2019. The Agreements will be revised as follows.

The Notice/Proofs section of the Claims article is hereby replaced in its entirety with the following:

Notice/Proofs

The Ceding Company will notify the Reinsurer as soon as possible of such claim. The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably be requested by the Reinsurer. For incontestable claims with face amounts of $[_____] ]or less, the Ceding Company will not be required to submit copies of the proofs of claims. For all contestable claims and deaths occurring outside of the U.S. or Canada, however, the Ceding Company will send to the Reinsurer a copy of all non-privileged documents in connection with the claim including the underwriting file and any investigative reports available. The Ceding Company’s adherence to: (i) its claim guidelines, standards and procedures, and (ii) applicable law (collectively, “Claims Procedures”), is a condition precedent to the payment of any reinsurance benefits under this Agreement.

It is the Ceding Company’s sole decision to determine whether to investigate, contest, compromise or litigate a claim; however, the Ceding Company is responsible for investigating, contesting, compromising or litigating Policy claims in accordance with applicable law and Policy terms.

The Ceding Company acknowledges that it follows industry standards and investigates claims with any of the following criteria:

a.	If the claim occurs within the contestable period as defined by the Policy; or
b.	If there is a reasonable question regarding the validity of the insured’s death or the authenticity of the proofs of death; or
c.	If the death occurs outside the United States or Canada; or

[page break]

d.	If the insured is missing or presumed dead; or
e.	If there is a reasonable suspicion of fraud.

A claim investigation generally includes confirming proof of death, and, if material, medical records to validate the insured’s medical disclosures and financial condition at the time of Policy application.  Investigations may also include obtaining police reports, coroner’s reports, financial records, or other information that would be appropriate under the circumstances.

The Ceding Company acknowledges that it does defend against claims meeting the following criteria:

a.	If a material misrepresentation is found in the application and the policy is within the contestable period; or
b.	If fraud is found and there is a legal remedy available; or
c.	If there is a reasonable question regarding the validity of the insured’s death or the authenticity of the proofs of death.

Unless agreed upon in writing, the Reinsurer shall not be liable for any Claim Exception made by the Ceding Company related to any Policy reinsured under this Agreement. A “Claim Exception” is a decision made by the Ceding Company to deny or pay a claim that is (i) inconsistent or contrary to the terms of the applicable Policy, (ii) contrary to the Ceding Company’s Claims Procedures, (iii) inconsistent with applicable law, or (iv) made solely to alleviate or reduce the Ceding Company’s risk exposure as a result of negligence or misconduct by it or its Representatives.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-15-19
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-15-19
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-15-19
Peter G Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jinnah Cox	Date:	7/13/2019

Print name:	Jinnah Cox

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Glenn Beuschel	Date:	7/12/2019

Print name:	Glenn Beuschel

Title:	AVP, Treaty Manager

[page break]

Exhibit 1

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Description	TAI Code
[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	22	9/1/1998	VUL	[_____]
_____	21	1/1/1999	VL+ Inforce	_____
[_____]	24	2/8/1999	VLS Inforce	[_____]
[_____]	21	5/1/2001	VUL II, SL14	[_____]
_____	27	4/1/2005	GUL/GVUL	_____
[_____]	16	8/1/2008	VUL III, SL14	[_____]
[_____]	9	4/1/2010	GUL/GVUL NY Only	[_____]
Page 4 of 5 [page break]
[_____]	[_____]	[_____]	[_____]	[_____]

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT 17 to the
AUTOMATIC YRT AGREEMENT
Effective August 1, 2008
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(the “Reinsurer”)

Coverage: Variable Universal Life III / SL14-2009 (added 1/1/09)
TAI Codes: [_____]
Reinsurer Treaty ID: [_____]

For new policies issued on and after January 1, 2020, the Amendment Effective Date, the Agreement is hereby revised as follows:

1.	The mortality tables for the statutory reserves is hereby changed from 2001 CSO Ultimate ALB, Sex and Smoker Distinct Tables to 2017 CSO Ultimate ALB, Sex and Smoker Distinct Tables. Policies issued prior to the Amendment Effective Date will use the 2001 CSO Ultimate ALB, Sex and Smoker Distinct Mortality Tables.

2.	Paragraph A of Article III – Basis of Reinsurance of the Agreement is hereby replaced in its entirety with the following:

A.	Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the policy reinsured. The Reinsurer will hold, and the Ceding Company will take credit for, statutory reserves on a [_____].

3.	Paragraph B of Article IV – Premiums, Payments, and Reports of the Agreement is hereby replaced in its entirety with the following:

B.	If the Reinsurer increases reinsurance premium rates [,_____].

MARC [______] MMLIC [_____] – A17 01012020 Page 1 of 3

[page break]

[_____].

4.	Strategic Life 14-2009 is hereby terminated as of the Amendment Effective Date; however, increases to existing policies shall be reinsured under this Agreement.

All terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

MARC [______] MMLIC [_____] – A17 01012020 Page 2 of 3

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 26, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 26, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 26, 2019
Peter G Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jinnah Cox	Date:	8/18/2019

Print name:	Jinnah Cox

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Glenn Beuschel	Date:	8/26/2019

Print name:	Glenn Beuschel

Title:	AVP, Treaty Manager

MARC [______] MMLIC [_____] – A17 01012020 Page 3 of 3